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                                                                 EXHIBIT 23.10

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
AMFM Inc.:

We consent to incorporation by reference in the Registration Statement on Form S-8 of Clear Channel Communications, Inc. of our report dated January 31, 1997, related to the consolidated statements of operations, stockholders' equity and cash flows of AMFM Inc. (formerly Chancellor Media Corporation) and subsidiaries for the year ended December 31, 1996, which report appears in this Current Report on Form 8-K of Clear Channel Communications, Inc.



/s/ KPMG LLP
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KPMG LLP
Dallas, Texas
February 17, 2000